UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 20, 2005
THE LUBRIZOL CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-5263	34-0367600

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

29400 Lakeland Boulevard, Wickliffe, Ohio	44092-2298

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (440) 943-4200
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.03. Creation of a Direct Financial Obligation.
     Europe Chemical Holdings C.V., Noveon Holdings France S.A.S. and Noveon Europe BVBA (collectively, the “Borrowers”) , wholly owned subsidiaries of The Lubrizol Corporation (the “Company”), entered into a Five Year Credit Agreement dated as of September 14, 2005 among the Borrowers, the Company as guarantor, the Initial Lenders named therein, ABN AMRO Bank N.V. as administration agent, ABN AMRO Bank N.V., Calyon, Citigroup Global Markets Inc. and Fortis Capital Corp. as mandated lead arrangers and bookrunners (the “Credit Agreement”). The Credit Agreement was effective on September 15, 2005. Pursuant to the Credit Agreement, Europe Chemical Holdings C.V. borrowed EUR 175,000,000 under a five-year unsecured revolving credit facility. The Company has unconditionally guaranteed all obligations of the Borrowers under the Credit Agreement.
     The Borrowers must pay interest no less frequently than quarterly on the revolving credit facility. The interest rate for base rate advances will be based on a fluctuating rate equal to ABN AMRO Bank N.V.’s base rate plus the Applicable Margin (as defined in the Credit Agreement) plus the Mandatory Cost (as defined in the Credit Agreement), if any. The interest rate for Eurocurrency rate advances will be based on a rate obtained by dividing, in the case of advances denominated in U.S. dollars, the London interbank offered rate for deposits in dollars, or, in the case of advances denominated in euros, the EURIBO rate, by a percentage equal to 100% minus the Eurocurrency Rate Reserve Percentage (as defined in the Credit Agreement) for each interest period, plus the Applicable Margin plus the Mandatory Cost, if any. The Borrowers must repay advances under the revolving credit facility by September 14, 2010. Advances under the revolving credit facility may be prepaid without penalty.
     So long as any borrowings remain unpaid, any letters of credit remain outstanding or any lender has any commitment pursuant to the Credit Agreement, the Company must maintain (1) a ratio of consolidated debt to consolidated EBITDA (as defined in the Credit Agreement) for the period of twelve months most recently ended on or prior to the last day of each fiscal quarter set forth below of not greater than the ratio set forth opposite such fiscal quarter end:

Fiscal Quarter Ending,	Ratio
September 30, 2005	4.00 to 1
December 31, 2005	3.75 to 1
Each fiscal quarter ending after December 31, 2005	3.50 to 1
and (2) a ratio of consolidated EBITDA for the period of four quarters most recently ended to cash interest payable on, and amortization of debt discount in respect of, all debt of the Company and its subsidiaries of not less than 3.50 to 1.00.
     If any events of default (as defined in the Credit Agreement) have occurred or are continuing, then the Agent may terminate the commitments and declare that all advances and other monies borrowed are due and payable by the Borrowers.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits. The following exhibit is filed herewith:
10.1	Five Year Credit Agreement dated as of September 14, 2005 among Europe Chemical Holdings C.V., Noveon Holdings France S.A.S. and Noveon Europe BVBA, the Company, the Initial Lenders named therein, ABN AMRO Bank N.V. as administrative agent, and ABN AMRO Bank N.V., Calyon, Citigroup Global Markets Inc., and Fortis Capital Corp. as mandated lead arrangers and bookrunners (incorporated by reference to Exhibit 10.1 of the Form 8-K of The Lubrizol Corporation filed with the SEC on September 16, 2005).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE LUBRIZOL CORPORATION
Date September 22, 2005
	By:	/s/ Leslie M. Reynolds

Name: Leslie M. Reynolds Title: Corporate Secretary and Counsel

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